Exhibit 99.1

Orion Group Holdings Announces the Appointment of Robert Ledford to

its Board of Directors

HOUSTON, September 29, 2025 (GLOBE NEWSWIRE) -- Orion Group Holdings, Inc. (NYSE: ORN) (“Orion” or the “Company”), a leading specialty construction company, today announced the appointment of Robert (Bob) Ledford to its Board of Directors effective November 19, 2025.

“Welcoming Bob to our Board is both a professional and personal privilege,” said Travis Boone, President and Chief Executive Officer of Orion. “He brings an exceptional combination of leadership in construction and engineering, commercial insight and financial discipline. Throughout his career, Bob has successfully led complex global businesses, driven strategic growth through mergers and acquisitions, and delivered strong financial results. His expertise will be a tremendous asset as we continue to execute our strategy and create long-term value for shareholders.”

Austin Shanfelter, Chairman of the Board, commented, “We are excited to welcome Bob to our Board of Directors. He brings strategic and operational expertise, with a proven track record of strong execution and delivering organic and inorganic growth. His insights will be invaluable as we advance our strategy and continue creating long-term value for our stockholders.”

Bob Ledford commented, “I am excited to join the Orion board at such a pivotal time in the company’s transformation. The progress made to date is impressive, and I look forward to contributing my industry experience and guidance to accelerate the next phase of growth and create an even brighter future for the company and its shareholders.”

Mr. Ledford is 61 years of age with more than 35 years of leadership experience in construction and engineering across international markets. Over the course of his career, he has consistently delivered growth by combining strong financial acumen, extensive M&A expertise and a commercial mindset focused on client success and business development.

Mr. Ledford currently serves as President and Chief Executive Officer of Prime Electric, a rapidly growing electrical and low voltage contractor, where he has overseen significant expansion and profitability. He also serves on the boards of Prime Electric and Trademark Concrete.

Previously, Mr. Ledford held various senior leadership roles at AECOM (NYSE: ACM), including Chief Operating Officer of Europe, Middle East and Asia, global leader of project delivery, and Chief Operating Officer of design and consulting in the Americas. In these roles, Mr. Ledford had executive accountability for project delivery excellence and multi-billion-dollar P&Ls across diverse geographies.

Prior to joining AECOM, Mr. Ledford held executive financial and operational roles at Parsons and served as Chief Financial Officer of Sasco Electric and Hermanson Corporation where he was recognized for driving disciplined financial management and value-accretive capital allocation strategies.

Mr. Ledford holds a Bachelor of Arts degree from Washington State University.

The appointment of Mr. Ledford to the Board of Directors will be effective November 19, 2025. He will then be eligible for election for a three-year term as a Class I Director at the 2026 annual general meeting of stockholders. With the appointment of Mr. Ledford, the Orion Group Holdings, Inc. Board of Directors will expand to eight Directors.

About Orion Group Holdings

Orion Group Holdings, Inc., a leading specialty construction company serving the infrastructure, industrial and building sectors, provides services both on and off the water in the continental United States, Alaska, Hawaii, Canada and the Caribbean Basin through its marine segment and its concrete segment. The Company's marine segment provides construction and dredging services relating to marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging of waterways, channels and ports, environmental dredging, design, and specialty services. Its concrete segment provides turnkey concrete construction services including place and finish, site prep, layout, forming, and rebar placement for large commercial, structural and other associated business areas. The Company is headquartered in Houston, Texas with regional offices throughout its operating areas. https://www.oriongroupholdingsinc.com.

Forward-Looking Statements

The matters discussed in this press release may constitute or include projections or other forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, of which provisions the Company is availing itself. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as 'believes', 'expects', 'may', 'will', 'could', 'should', 'seeks', 'approximately', 'intends', 'plans', 'estimates', or 'anticipates', or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, guidance, outlook, assumptions, or goals. In particular, statements regarding our pipeline of opportunities, financial guidance and future operations or results, including those set forth in this press release, and any other statement, express or implied, concerning financial guidance or future operating results or the future generation of or ability to generate revenues, income, net income, gross profit, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, or cash flow, including to service debt or maintain compliance with debt covenants, and including any estimates, guidance, forecasts or assumptions regarding future revenues or revenue growth, are forward-looking statements. Forward-looking statements also include project award announcements, estimated project start dates, ramp-up of contract activity and contract options, which may or may not be awarded in the future. Forward-looking statements involve risks, including those associated with the Company's fixed price contracts that impacts profits, unforeseen productivity delays that may alter the final profitability of the contract, cancellation of the contract by the customer for unforeseen reasons, delays or decreases in funding by the customer, levels and predictability of government funding or other governmental budgetary constraints, and any potential contract options which may or may not be awarded in the future, and are at the sole discretion of award by the customer. Past performance is not necessarily an indicator of future results. Considering these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that the Company's plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise, except as required by law.

Please refer to the Company's 2024 Annual Report on Form 10-K, filed on March 5, 2025 which is available on its website at www.oriongroupholdingsinc.com or at the SEC's website at www.sec.gov, and filings and press releases subsequent to such Annual Report on Form 10-K for additional and more detailed discussion of risk factors that could cause actual results to differ materially from our current expectations, estimates or forecasts.

Contact:

Margaret Boyce

Orion Group Holdings, Inc.

Mboyce@orn.net

713-852-6500

Source: Orion Group Holdings, Inc.